UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2024

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38416	98-0583166
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation	Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	*

* On October 17, 2024, the Nasdaq Stock Market (“Nasdaq”) notified Orgenesis Inc. (the “Company”) that it plans to file a notification of removal from listing (Form 25) with the Securities and Exchange Commission (the “SEC”) to delist the Company’s common stock from Nasdaq upon the completion of all applicable procedures. After the Form 25 is filed by Nasdaq, the delisting will become effective 10 days later. The deregistration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will occur 90 days following the filing of the Form 25, or such shorter period as the SEC may determine. Upon deregistration of the Company’s common stock under Section 12(b) of the Exchange Act, the Company’s common stock will remain registered under Section 12(g) of the Exchange Act. The Company’s common stock began trading on the OTCQX operated by the OTC Markets Group, Inc. beginning on October 21, 2024.

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Loan Agreement with Yehuda Nir

On October 31, 2024, Koligo Therapeutics Inc. (“Koligo”), a subsidiary of Orgenesis Inc. (the “Company”), entered into a loan extension agreement (the “Nir Extension Agreement”) to the loan agreement with Yehuda Nir ( “Nir”), Koligo and the Company, which extended the maturity date of the loan under their loan agreement (as described below) to November 30, 2024. The aggregate principal amount of the loan outstanding was $2,049,315 with interest of 8% per annum (based on a 365-day year) and which was payable on or before October 3, 2024. In consideration for the extension, (i) the Company agreed to issue a warrant to Nir for the right to purchase 200,000 shares of common stock, at an exercise price per share of $1.03 per share, which is exercisable until one year from the new maturity date of the loan (the “Nir Warrant”) and (ii) the Company agreed to reduce the exercise price of warrants to purchase an aggregate of 331,327 shares of common stock held by Nir to $1.03 per share.

The Nir Extension Agreement related to an 8% loan dated July 3, 2024 of which $2,049,315 principal amount plus interest is outstanding.

The foregoing summaries of the Nir Extension Agreement and the Nir Warrant do not purport to be complete and are subject to, and qualified in their entirety by, the form of Nir Extension Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K, which are incorporated herein by reference.

Loan Agreement with Yehuda Nir

On October 31, 2024, Koligo entered into a loan agreement (the “Loan Agreement”) with Nir, pursuant to which Nir agreed to loan Koligo $500,000 (the “Loan”) with an effective date of October 22, 2024 (the “Effective Date”). The Loan shall bear annual 10% simple interest and shall become due and payable no later than 90 days after the receipt of the amount of the Loan, subject to extension at the discretion of Nir. The Loan may be prepaid by Koligo in whole or in part at any time without the prior written approval of Nir.

As partial consideration for the entry into of the Loan Agreement, the Company agreed to issue to Nir a warrant to purchase 485,437 shares of common stock of the Company at an exercise price of $1.03 per share, which shall be exercisable for a period of 12 months from the Effective Date. If Koligo fails to pay timely the amounts due under the Loan on the maturity date, the Company shall issue to Nir an additional warrant to purchase 485,437 shares of common stock of the Company at an exercise price of $1.03 per share, which shall be exercisable for a period of 12 months from the Effective Date. Such warrants shall be in the form of the Nir Warrant.

The Loan Agreement contains certain specified events of default, the occurrence of which would entitle Nir to immediately demand repayment of all Loan obligations. Such events of default include, among others, the commencement of bankruptcy or insolvency proceedings against Koligo, breaches of any covenants or representations and warranties by Koligo in any material respect, failure to make payments under the Loan Agreement when due, and if the Company replaces its current Chief Executive Officer with another appointee without the express written confirmation of Nir.

The foregoing summary of the Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such document attached as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Promissory Note

On November 4, 2024, Orgenesis Maryland LLC (“Orgenesis Maryland”), a subsidiary of the Company, entered into a promissory note (the “Note”) with Jacob Safier (the “Lender”), pursuant to which the Lender agreed to loan Orgenesis Maryland $250,000 (the “Loan Amount”). The Loan Amount shall bear interest at a rate of 10% per annum (based on a 365-day year) and shall become due and payable on December 31, 2024. The Loan Amount plus accrued interest may be prepaid by Orgenesis Maryland in whole or in part at any time without the prior written approval of the Lender.

If Orgenesis Maryland, the Company or any subsidiary of the Company completes a transaction or series of related transactions pursuant to which Orgenesis Maryland, the Company or any subsidiary of the Company issues and sells any of its equity securities following the date of the Note for an aggregate gross proceeds of at least $15 million, the Note holder may require repayment in full of the then outstanding principal amount and all accrued and unpaid interest on the Note.

As partial consideration for the entry into of the Note, the Company agreed to issue to Lender five-year warrants to purchase an aggregate of 242,718 shares of common stock of the Company at an exercise price of $1.03 per share (the “Safier Warrant”). If Orgenesis Maryland fails to pay timely the amounts due under the Note on the maturity date, the Company shall issue to Lender additional five-year warrants to purchase an aggregate of 242,718 shares of common stock of the Company at an exercise price of $1.03 per share. As further consideration for the entry into of the Note, the Company shall reduce the exercise price of outstanding warrants to purchase an aggregate of 121,360 shares of common stock held by the Lender from $10.30 to $1.03 per share.

The Note contains certain specified events of default, the occurrence of which would entitle the Lender to immediately demand repayment of all obligations under the Note. Such events of default include, among others, the commencement of bankruptcy or insolvency proceedings against Orgenesis Maryland, breaches of any agreements under the Note after a cure period, and failure to make payments under the Note.

The foregoing summary of each of the Note and the form of Safier Warrant described herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each such document attached as Exhibit 10.3 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is included under Item 1.01 of this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

Each of the Nir Warrant and the Safier Warrant and the shares of Common Stock issuable upon exercise of such warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and shall be exempt from registration under Section 4(a)(2) of the Securities Act as a transaction not involving a public offering. The information contained in Item 1.01 above is hereby incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Loan Extension Agreement, dated as of October 31, 2024, by and between Koligo Therapeutics, Inc., the Company and Yehuda Nir *
10.2	Loan Agreement, dated as of October 31, 2024, by and between Koligo Therapeutics, Inc., the Company and Yehuda Nir *
10.3	Promissory Note, dated as of November 4, 2024, by and between Orgenesis Maryland LLC, the Company and Jacob Safier *
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: November 5, 2024	By:	/s/ Victor Miller
Victor Miller
Chief Financial Officer, Treasurer and Secretary